Exhibit 32

FORM OF 906 CERTIFICATION

The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q for the quarter ended October 2, 2004 (the "Report") for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 1350 of Chapter 63 of Title 18 of the United States Code.

David G. Whalen, the Chief Executive Officer and Gary S. Simpson, the Chief Accounting Officer of A.T. Cross Company, each certifies that, to the best of his knowledge:
1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of A.T. Cross Company.

Date: November 12, 2004	DAVID G. WHALEN
David G. Whalen
Chief Executive Officer

Date: November 12, 2004	GARY S. SIMPSON
Gary S. Simpson
Chief Accounting Officer